UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2011

CITY NATIONAL BANCSHARES CORPORATION

(Exact name of registrant as specified in charter)

State of New Jersey	0-11535	22-2434751
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

900 Broad Street, Newark, New Jersey		07102
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: (973) 624-0865

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 18, 2011, we held our Annual Meeting of Shareholders at which the shareholders voted (i) for the election of Eugene Giscombe and Louis E. Prezeau to serve until our 2014 Annual Meeting of Shareholders, for the election of Alfonso L Carney, Jr., to serve until our 2013 Annual Meeting of Shareholders, and for the election of Preston D. Pinkett III to serve until our 2012 Annual Meeting of Shareholders; (ii) in a non-binding advisory vote for the approval of our executive compensation; and (iii) for the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2011 fiscal year ending December 31, 2011.

The results of the voting with respect to each matter voted upon, as applicable, are set forth below.

1. Election of Directors:

Nominee	For	Withheld	Broker Non- Votes
Eugene Giscombe	75,443	1,951	5,755
Louis E. Prezeau	68,123	9,271	5,755
Alfonso L Carney, Jr.,	77,030	364	5,755
Preston D. Pinkett III	77,040	354	5,755

2. Non-Binding Vote Approving Executive Compensation:

For	Against	Abstentions
76,652	628	114

3. Ratification of Independent Registered Public Accounting Firm for 2011 Fiscal Year:

For	Against	Abstentions	Broker Non-Votes
83,022	54	73	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITY NATIONAL BANCSHARES CORPORATION
Date: April 11, 2012	By:	/s/ Edward R. Wright
Edward R. Wright
Senior Vice President and Chief Financial Officer